Exhibit 10.11

To:
Date:    AUGUST 26
Re:    Notice of Analog Devices, Inc. Equity Award Conversion

Effective AUGUST 26 , Analog Devices, Inc. (“Analog”) will acquire Maxim Integrated Products, Inc. (“Maxim”) (the “Merger”). In connection with the Merger, Analog and Maxim entered into a Merger Agreement, dated as of July 12, 2020 (the “Merger Agreement”), which sets forth the method by which outstanding, unvested restricted stock units over Maxim shares (“Maxim RSUs”), restricted shares of Maxim stock (“Maxim RSAs”) and performance-based market stock units over Maxim shares (“Maxim MSUs”) (collectively “Maxim Awards”) would be adjusted to reflect the impact of the Merger on Maxim stock and converted into restricted stock units over Analog shares (“Analog RSUs”) (in the case of Maxim RSUs and MSUs) or restricted shares of Analog stock (“Analog RSAs”) (in the case of Maxim RSAs). Pursuant to the Merger Agreement, the Maxim Awards you held before the Merger have been adjusted and converted into time-based Analog RSUs and RSAs (collectively, “Analog Awards”), as applicable, as further described below.

Your newly converted Analog Awards remain subject to the same award terms and conditions applicable to the Maxim Awards to which such Analog awards relate, prior to the Merger (“Award Terms”), except that, unless the context otherwise requires, the following Award Terms will now have the following meanings:

•All references to “Maxim” or “Maxim Integrated Products, Inc.” in your Award Terms are now references to Analog Devices, Inc.

•All references to the “Board” or the “Committee” in your Award Terms are now, respectively, the Board of Directors and the Compensation Committee of the Board of Directors of Analog.

•All references to “Common Stock” or “Shares” in your Award Terms are now references to shares of common stock of Analog Devices, Inc.
The Maxim Award conversion adjustments are based on a fixed share exchange ratio of 0.63 per share in accordance with the Merger Agreement. The Analog Awards resulting from the adjustment/conversion will continue to vest on the same schedule provided under the original Maxim Awards (subject to your continued employment within the Analog company group). The number of Analog shares underlying your Analog Awards was determined by multiplying the applicable share exchange ratio by the number of shares underlying your Maxim Awards immediately prior to the effective time of the Merger, with any resulting fractional share rounded down to the nearest whole share. These adjustment and conversion mechanisms are intended to preserve the intrinsic value of your converted Maxim Awards that existed immediately prior to the Merger.

No Action Required

The conversion of your Maxim Awards has taken place automatically as a result of the Merger, and no action is required by you. If you have any questions, please contact Stock_Plan_Admin@Analog.com.

Additional terms apply to your converted Analog equity awards. Please refer to the provisions listed in Appendix A for further detail.

Appendix A

Additional Provisions

AUSTRIA

There are no country-specific provisions.

CANADA

Securities Law Information. You are permitted to sell shares acquired from the RSUs through Analog’s designated broker, if any (or any other broker acceptable to the Analog), provided the resale of shares acquired from the RSUs takes place outside Canada through the facilities of a stock exchange on which the shares are listed. The shares are currently listed on the NASDAQ Global Select Market.

CHINA

Vesting. Following the Merger, Analog will be required to de-register Maxim’s equity plans with the China State Administration of Foreign Exchange (“SAFE”) and re-register Analog’s equity plan for participation by Maxim employees. Under applicable Chinese regulations, Analog is required to suspend vesting of your RSUs while the process of de-registering Maxim’s equity plans and re-registering Analog’s equity plan is underway. You acknowledge that your RSUs will not vest and no shares will be issued to you unless and until all necessary exchange control or other approvals with respect to the RSUs have been obtained from the SAFE or its local counterpart (“SAFE Approval”). In the event that SAFE Approval has not been obtained prior to any date(s) on which the RSUs are scheduled to vest, the vesting of your RSUs will be deferred until after SAFE Approval is obtained (and you will receive a vesting credit to the extent any scheduled vesting date occurs before SAFE approval is obtained). The deferred vesting will take place as soon as reasonably practicable after SAFE Approval is obtained. If you terminate employment with the Analog company group before SAFE approval is obtained, your RSUs may be forfeited.

Tax Withholding. You understand that you are responsible for any tax and/or social insurance contribution obligations arising from the awards and any shares acquired under the applicable equity plan. You also understand that Analog and/or your employer is required to withhold taxes and report the income. Under the current process, taxes are satisfied by selling enough shares to cover the applicable taxes due and on a going forward basis Analog will be withholding the applicable taxes from salary or other cash payable to you. Please also note that Analog retains the discretion to withhold through any means set forth in the applicable equity plan and/or award agreement.

FINLAND

There are no country-specific provisions.

FRANCE

Non-Qualified RSUs. The Analog RSUs resulting from the adjustment/conversion of your Maxim Awards will not be intended to qualify for the favorable tax and social security regime in France under Section L. 225-197-1 to L. 225-197-6-1 of the French Commercial Code, as amended.

GERMANY

There are no country-specific provisions.

HUNGARY

There are no country-specific provisions.

INDIA

There are no country-specific provisions.

IRELAND

There are no country-specific provisions.

ITALY

There are no country-specific provisions.

JAPAN

There are no country-specific provisions.

KOREA

There are no country-specific provisions.

NETHERLANDS

There are no country-specific provisions.

PHILIPPINES

Securities Law Information. The securities being offered herein have not been registered with the Philippines Securities and Exchange Commission (“PSEC”) under its Securities Regulation Code (the “SRC”).

Analog RSUs are granted pursuant to an exemption from registration under Section 10.2 of the SRC that has been approved by the PSEC.

You should be aware of the risks of participating in the Plan, which include (without limitation) the risk of fluctuation in the price of the shares on the Nasdaq Global Select Market (“Nasdaq”) and the risk of currency fluctuations between the U.S. Dollar and your local currency. In this regard, you should note that the value of any shares you may acquire pursuant to the applicable equity plan may decrease, and fluctuations in foreign exchange rates between your local currency and the U.S. Dollar may affect the value of the shares or any amounts due to you pursuant to the vesting of the Analog RSUs or the subsequent sale of any shares you acquire. Analog is not making any representations, projections or assurances about the value of the shares now or in the future.

For further information on risk factors impacting Analog’s business that may affect the value of the shares, you should refer to the risk factors discussion in Analog’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on Analog’s website at http://investor.analog.com/sec.cfm.

You should also note that the sale or disposal of shares acquired pursuant the applicable equity plan may be subject to certain restrictions under Philippines securities laws. Those restrictions should not apply if the offer and resale of shares takes place outside of the Philippines through the facilities of a stock exchange on which the shares are listed. The shares are currently listed on Nasdaq. Analog’s designated broker should be able to assist you in the sale of shares on Nasdaq. If you have questions with regard to the application of Philippines securities laws to the disposal or sale of shares acquired pursuant the applicable equity plan you should consult with your legal advisor.

POLAND

There are no country-specific provisions.

RUSSIA

Securities Law Information. The applicable award agreement, equity plan and all other materials you may receive regarding Analog RSUs do not constitute advertising or an offering of securities in Russia. Any issuance of shares pursuant to the Analog RSUs has not and will not be registered in Russia and, therefore, the shares described in any documents related to the Analog RSUs may not be offered or placed in public circulation in Russia. In no event will shares issued under the applicable equity plan be delivered to you. Any shares acquired under the applicable equity plan will be maintained on your behalf outside of Russia. Moreover, you will not be permitted to sell or otherwise alienate any shares directly to other Russian legal entities or individuals.

SINGAPORE

Securities Law Information. Analog RSUs are granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). This Notification has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. You should note that the your RSUs are subject to section 257 of the SFA and you will not be able to make any subsequent sale in Singapore, or any offer of such subsequent sale of the shares unless such sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

SPAIN

Securities Law Notification. The Analog RSUs and the shares issued upon vesting of the RSUs are considered a private placement outside the scope of Spanish laws on public offerings and issuances of securities. No “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in the Spanish territory. This Notice has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

SWEDEN

There are no country-specific provisions.

SWITZERLAND

Securities Law Information. The Analog RSUs and the issuance of any shares are not intended to be a public offering in Switzerland and are therefore not subject to registration in Switzerland. Neither this document nor any materials relating to the Analog RSUs (i) constitutes a prospectus according to articles 35 et. seq. of the Swiss Federal Act on Financial Services (“FinSA”) (ii) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of Analog or a subsidiary, or (iii) has been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Supervisory Authority (FINMA)).

TAIWAN

Securities Law Information. Analog RSUs are made available only to employees of Analog and its affiliates. It is not a public offer of securities by a Taiwanese company. Therefore, it is exempt from registration in Taiwan.

THAILAND

There are no country-specific provisions.

TURKEY

Securities Law Information. Under Turkish law, you are not permitted to sell any shares acquired pursuant the applicable equity plan in Turkey. The shares are currently traded on the Nasdaq Global Select Market, under the ticker symbol “ADI” and the shares may be sold through this exchange.

UNITED KINGDOM

There are no country-specific provisions.

Schedule A Additional Award Information

Employee ID:
Grant ID:

Original Date of Grant (mm/dd/yyyy):

Converted Number of Shares:

Grant Type: RSA

Vesting Details (mm/dd/yyyy)*: Please refer to Appendix: Vesting Schedule

Maxim Shares Outstanding as of Merger Date:

Your Maxim RSA award calculation is as follows:

Multiply the merger conversion factor of 0.63 times the outstanding Maxim shares, rounding down to the next whole share. (If you hold more than one unvested award at the time of the merger, and the sum of the partial shares is greater than one, then one or more of your awards will be increased by one share to allocate the sum of the partial shares, rounded down.)

* If there is a stock split before vesting occurs, the vesting shares in this document will be adjusted for the split and will not reflect the original shares vesting.

Appendix: Vesting Schedule

Date	Quantity